Exhibit 99.1

January 11, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR PROVIDES BUSINESS UPDATE

Also Announces Second Quarter Fiscal Year 2007 Conference Call for January 25th

State College, PA (January 11, 2007) – C-COR Incorporated (NASDAQ: CCBL) is providing updated financial guidance for its second quarter of fiscal year 2007 that ended on December 29, 2006. This update is being given in light of C-COR’s scheduled presentation and meetings at the Needham Growth Stock Conference on Thursday, January 11, 2007.

Based on a review of preliminary, unaudited financial results for the second quarter of fiscal year 2007, C-COR anticipates its revenue and net earnings per share will exceed the top end of guidance provided in its October 26, 2006 news release on its financial results for the first quarter of fiscal year 2007. C-COR also expects to report a positive book-to-bill ratio for the second quarter of fiscal year 2007.

C-COR’s Conference Call on Q2 FY07 Results Scheduled for January 25th

C-COR will announce fiscal year 2007 second quarter results on Thursday, January 25, 2007, before the opening of the Market. At 9:45 AM (ET) on that date, it will also hold its quarterly conference call. Detailed information on fiscal year 2007 second quarter results will be provided under a separate news release, to be dated January 25, 2007. To participate in the January 25th conference call, dial 888-882-0083. International callers should use 212-231-6024. The live audio of the conference call will also be available via the Internet at C-COR’s website (www.c-cor.com). To listen to the live audio, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s web site.

If you are unable to participate on the call, a telephone replay will run between 12:00 PM (ET) on Thursday, January 25, 2007, through 11:59 PM (ET) on Friday, January 26, 2007. To access this replay, dial 800-633-8284. International callers should use 402-977-9140 for the replay. The reservation number for the telephone replay is 21322279.

The Webcast replay of the call will also be available via the Internet at C-COR’s web site (www.c-cor.com) following the conference call. To access the Webcast replay, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s web site. Any questions regarding the conference call should be directed to C-COR’s Investor Relations office at 814-231-4402 or 814-231-4438.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. With customers that include the largest cable operators in the world and other private and public network operators, C-COR’s product and service portfolio includes broadband access equipment to extend bandwidth capacity; On Demand systems for VOD and advertising; back-office operational support systems for bandwidth and resource management; and a corps of technical professionals providing a variety of outsourced field services. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

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